                                                                 EXHIBIT (13)(d)

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      among

                       AMERICAN GENERAL ASSURANCE COMPANY,
                         an Illinois insurance company,

             AMERICAN GENERAL L IFE AND ACCIDENT INSURANCE COMPANY,
                         a Tennessee insurance company,

              AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE,
                          a Delaware insurance company,

                 SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY,
                          an Arizona insurance company,

                       SUNAMERICA LIFE INSURANCE COMPANY,
                          an Arizona insurance company,

                     WESTERN NATIONAL LIFE INSURANCE COMPANY
                           a Texas insurance company,

                                       and

                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                            a Texas insurance company

================================================================================

                                    CONTENTS

                                                                                           Page
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
RECITALS.................................................................................    1
SECTION 1.   Effective Date..............................................................    2
SECTION 2.   Capital Stock...............................................................    2
             2.1  Capital Stock of SAAL..................................................    2
             2.2  AGAC, AGLA, AGD, SAAL, SALIC and WNL...................................    2
             2.3  Capital Stock of AGL...................................................    3
             2.4  Common Stock Held by AGCL upon Effectiveness of the Merger.............    3
SECTION 3.   Articles of Incorporation and Bylaws........................................    3
SECTION 4.   Board of Directors and Officers of Surviving Corporation....................    3
             4.1  Board of Directors.....................................................    3
             4.2  Officers...............................................................    3
SECTION 5    Governing Law and Name of Surviving Corporation.............................    3
             5.1  Governing Law of Surviving Corporation.................................    3
             5.2  Governing Law Regarding Maintenance of Separate Accounts...............    3
             5.3  Name of Surviving Corporation..........................................    3
SECTION 6    Effect of the Merger........................................................    4
SECTION 7.   Approval of Sole Shareholders...............................................    4
SECTION 8.   Access......................................................................    4
SECTION 9.   Termination.................................................................    4
             9.1  Circumstances of Termination...........................................    4
             9.2  Effect of Termination..................................................    4
SECTION 10.  General Provisions..........................................................    4
             10.1  Further Assurances....................................................    4
             10.2  Waiver................................................................    5
             10.3  Entire Agreement......................................................    5
             10.4  Headings..............................................................    5
             10.5  Governing Law.........................................................    5
             10.6  Counterparts; Facsimile Signatures....................................    5
             10.7  No Additional Compensation............................................    5
SIGNATORIES..............................................................................    6

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ________, 2012 is by and among AMERICAN GENERAL ASSURANCE COMPANY, an Illinois insurance company, incorporated on November 21, 1929, and formerly known as USLIFE Credit Life Insurance Company ("AGAC"), AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee insurance company, incorporated on February 28, 1900, and formerly known as The National Life and Accident Insurance Company ("AGLA"), AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE, a Delaware insurance company, incorporated on June 18, 1962, and formerly known as AIG Life Insurance Company, Life Insurance Company of New Hampshire, and National Union Life Insurance Company of Pittsburgh ("AGD"); SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY, an Arizona insurance company, incorporated on April 12, 1965, and formerly known as AIG SunAmerica Life Insurance Company, SunAmerica National Life Insurance Company, Anchor National Life Insurance Company, Anchor Life Insurance Company, and Sierra-Nevada Life Insurance Company ("SAAL"); SUNAMERICA LIFE INSURANCE COMPANY, an Arizona insurance company, incorporated on January 12, 1897, and formerly known as Sun Life Insurance Company of America, Immediate Benefit Life Insurance Company of Baltimore City, Maryland, and The Immediate Benefit Association of Baltimore City ("SALIC"); WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas insurance company, incorporated on June 9, 1944, and formerly known as AIG Annuity Insurance Company, American General Annuity Insurance Company, and Palo Duro Life Insurance Company ("WNL"); and AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas insurance company, incorporated on April 11, 1960, and formerly known as American General Life Insurance Company of Delaware and Knights Life Insurance Company ("AGL"). AGAC, AGLA, AGD, SAAL, SALIC, WNL and AGL are sometimes referred to herein as each, the "Constituent Corporation," and collectively, the "Constituent Corporations."

                                    RECITALS:

WHEREAS, the Boards of Directors of SAAL and SALIC determined that it is advisable for the general welfare of SAAL and SALIC and their respective sole shareholders, that SAAL and SALIC merge into a single corporation pursuant to this Agreement and the applicable laws of the State of Arizona, in a transaction intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the respective Boards of Directors of AGAC, AGLA, AGD, SALIC, WNL and AGL determined that it is advisable for the general welfare of AGAC, AGLA, AGD, SALIC, WNL and AGL and their respective sole shareholders, that the AGAC, AGLA, AGD, SALIC, WNL and AGL merge into a single corporation pursuant to this Agreement and the applicable laws of the States of Tennessee, Illinois, Tennessee, Delaware, Arizona and Texas, in a transaction intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, as of the date of this Agreement: (i) SALIC is the sole shareholder of SAAL; (ii) SunAmerica Financial Group, Inc. ("SAFGI"), a Texas corporation, is the sole shareholder of AGAC and SALIC; and (iii) AGC Life Insurance Company ("AGCL"), a Missouri corporation, is the sole shareholder of AGLA, AGD, WNL and AGL; and

                                Page 1 of 7 Pages

WHEREAS, as of the Effective Date (defined below), pursuant to a proposed reorganization consisting of the respective contribution of the capital stock of AGAC and SALIC to AGCL by AGCL's immediate parent, SAFGI, to occur on or before the Effective Date, AGCL will be the sole shareholder of AGAC, AGLA, AGD, SALIC, WNL and AGL, respectively.

WHEREAS, the Board of Directors of each Constituent Corporation has approved this Agreement and the transaction contemplated hereunder.

NOW, THEREFORE, for and in consideration of the mutual promises and subject to the conditions contained herein, the Constituent Corporations agree that in accordance with the applicable laws of the States of Illinois, Tennessee, Arizona, Delaware, and Texas, (i) SAAL shall be merged with and into SALIC, with SALIC being the surviving corporation; and, concurrently with the merger of SAAL with and into SALIC, (ii) AGAC, AGLA, AGD, SALIC, and WNL shall be merged with and into AGL, with AGL being the surviving corporation (which in its capacity as the ultimate surviving corporation, AGL may be referred to as the "Surviving Corporation").

In this regard, the terms and conditions of the mergers described above and the mode of carrying it into effect shall be as follows:

                            SECTION 1. EFFECTIVE DATE

The mergers provided for in this Agreement shall become effective as of 11:59 p.m., Central Time, on December 31, 2012, or such other time and date as may be agreed to in writing by the Constituent Corporations (the "Effective Date"), assuming: (i) all necessary corporate and regulatory approvals have been obtained; and (ii) this Agreement and/or related articles or certificates of merger have been executed, acknowledged, verified and filed as may be required under the applicable laws of the States of Illinois, Tennessee, Delaware, Arizona, and Texas, or as directed by the Commissioners of Insurance (or similar authority) of such applicable States.

                            SECTION 2. CAPITAL STOCK

2.1 Capital Stock of SAAL. Each share of capital stock of SAAL ($1,000 par value per share) and all other authorized stock of SAAL, whether issued and outstanding or held in the treasury of SAAL, shall be canceled upon the effectiveness of the merger.

2.2 Capital Stock of AGAC, AGLA, AGD, SALIC and WNL. The following shares of capital stock of AGAC, AGLA, AGD, SALIC, and WNL respectively, shall be canceled upon the effectiveness of the merger: (i) each share of common stock of AGAC ($1.25 par value per share), and all other authorized stock of AGAC, whether issued and outstanding or held in the treasury of AGAC;
      (ii) each share of the common stock of AGLA ($5.00 par value per share), and all other authorized stock of AGLA, whether issued and outstanding or held in the treasury of AGLA; (iii) each share of the capital stock of AGD ($5.00 par value per share), and all other authorized stock of AGD, whether issued and outstanding or held in the treasury of AGD; (iv) each share of capital stock of SALIC ($2.50 par value per share), and all other authorized stock of SALIC, whether issued and outstanding or held in the treasury of SALIC; and (v) each share of capital stock of WNL ($50.00 par value per share), and all other authorized stock of WNL, whether issued and outstanding or held in the treasury of WNL.

                               Page 2 of 7 Pages

2.3 Capital Stock of AGL. Each share of all issued and outstanding capital stock of AGL, consisting of (i) eight thousand five hundred (8500) shares of preferred stock ($100.00 par value per share), and (ii) six hundred thousand (600,000) shares of common stock ($10.00 par value per share), on the Effective Date, shall continue to evidence the same number of shares of the capital stock of the Surviving Corporation.

2.4 Common Stock held by AGCL upon Effectiveness of the Merger. As a result of the foregoing, AGCL, the parent company of AGL, will continue to hold the same number of issued and outstanding shares of the common stock of the Surviving Corporation upon the effectiveness of the merger as it did in AGL prior to the merger.

                 SECTION 3. ARTICLES OF INCORPORATION AND BYLAWS

The Articles and Bylaws of AGL shall remain the Articles and Bylaws of the Surviving Corporation.

       SECTION 4. BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

4.1 Board of Directors. Until the election and qualification of their successors, the members of the Board of Directors of the Surviving Corporation shall be the Board of Directors of AGL in office on the Effective Date.

4.2 Officers. The elected officers of the Surviving Corporation, who shall continue to serve in office at the pleasure of the Board of Directors of the Surviving Corporation, shall be the elected officers of AGL on the Effective Date.

           SECTION 5. GOVERNING LAW AND NAME OF SURVIVING CORPORATION

5.1 Governing Law of Surviving Corporation. Following the effectiveness of the merger, the Surviving Corporation shall be governed by the laws of the State of Texas.

5.2 Governing Law Regarding the Maintenance of Separate Accounts. The separate accounts of AGD, SAAL, and WNL, each of which is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940, and each of which will be transferred to AGL upon the effectiveness of the merger proposed herein, will be maintained by AGL in accordance with the applicable federal and Texas insurance laws and regulations.

5.3 Name of Surviving Corporation. The name of the Surviving Corporation shall continue to be "American General Life Insurance Company," and the Surviving Corporation will conduct business as authorized by its charter, as amended.

                                Page 3 of 7 Pages

                         SECTION 6. EFFECT OF THE MERGER

On the Effective Date, the existence of AGAC, AGLA, AGD, SALIC, SAAL, and WNL as distinct corporate entities shall cease. Accordingly, under the applicable laws of the State of Arizona, SAAL is treated as if it transferred all of its net assets to SALIC in deemed cancellation of all its shares. Under the applicable laws of the States of Illinois, Tennessee, Delaware, Arizona, and Texas, AGAC, AGLA, AGD, SALIC, and WNL are treated as if they transferred all of their net assets to AGL in deemed exchange for AGL common shares which, in turn, are deemed distributed to AGCL in deemed exchange for cancellation of all the AGAC, AGLA, AGD, SALIC, and WNL shares. On the Effective Date, the Surviving Corporation shall succeed, without other deed or transfer, to all the respective rights, franchises, interests, and property, real, personal or mixed, AGAC, AGLA, AGD, SALIC, and WNL, and the Surviving Corporation shall be subject to all the debts and liabilities of AGAC, AGLA, AGD, SALIC, and WNL, in the same manner as if the Surviving Corporation had itself incurred the debts and liabilities.

                    SECTION 7. APPROVAL OF SOLE SHAREHOLDERS

This Agreement has been approved as provided by the applicable laws of the States of Illinois, Tennessee, Delaware, Arizona and Texas, by the respective shareholders of each of the Constituent Corporations.

                                SECTION 8. ACCESS

From the date of this Agreement to the Effective Date, each Constituent Corporation shall provide the other Constituent Corporation with such information and permit the other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request.

                              SECTION 9 TERMINATION

9.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the sole shareholders of each of the parties hereto) by the Board of Directors of any of the Constituent Corporations at any time prior to the Effective Date, or as may otherwise be permitted by applicable law.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 above, each party to this Agreement shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any officer, director or shareholder of such party) shall be liable to any other party for any costs, expenses, damages, or loss of anticipated profits hereunder.

                         SECTION 10. GENERAL PROVISIONS

10.1 Further Assurances. At any time, and from time to time, prior to or after the Effective Date, each party shall execute such additional instruments and take such additional actions as may be reasonably requested by the other party to confirm title to any property vested in the Surviving Corporation hereunder or otherwise to carry out the intent and purposes of this Agreement.

                                Page 4 of 7 Pages

10.2 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may only be waived in writing by the party to whom such compliance is owed.

10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

10.4 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the States of Texas.

10.6 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each of the parties agree to the use of facsimile or otherwise electronically transmitted or digital signatures in order to expedite the execution of this Agreement and the consummation of the transactions contemplated hereby.

10.7 No Additional Compensation. No director, officer, agent, or employee of AGAC, AGLA, AGD, SAAL, SALIC, WNL or AGL shall receive any fee, commission, compensation, or other valuable consideration whatsoever for aiding, promoting, or assisting in the merger or in the adoption or approval of this Agreement, other than normal and routine fees, commissions, compensation, bonuses, and employee benefits currently being paid to such directors, officers, agents, and employees in their usual capacity as such.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

                                Page 5 of 7 Pages

IN WITNESS WHEREOF, the Constituent Companies pursuant to authority duly given by their respective Boards of Directors, and consistent with the approvals of the merger by their respective sole shareholders, have caused this Agreement to be executed as of the day and year first above written.

                                     AMERICAN GENERAL ASSURANCE COMPANY

(Corporate Seal)

                                     By:
                                         -----------------------------------
ATTEST:

By:
   -----------------------------

                                     AMERICAN GENERAL LIFE AND ACCIDENT
                                     INSURANCE COMPANY

(Corporate Seal)

                                     By:
                                         -----------------------------------

ATTEST:

By:
   -----------------------------

                                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                                     OF DELAWARE

(Corporate Seal)

                                     By:
                                         -----------------------------------

ATTEST:

By:
   -----------------------------

                                     SUNAMERICA ANNUITY AND LIFE ASSURANCE
                                     COMPANY

(Corporate Seal)

                                     By:
                                         -----------------------------------

ATTEST:

By:
   -----------------------------

                                Page 6 of 7 Pages

                                     SUNAMERICA LIFE INSURANCE COMPANY

(Corporate Seal)

                                     By:
                                         -----------------------------------

ATTEST:

By:
   -----------------------------

                                     AMERICAN GENERAL LIFE INSURANCE
                                     COMPANY

(Corporate Seal)

                                     By:
                                         -----------------------------------

ATTEST:

By:
   -----------------------------

                                Page 7 of 7 Pages